Exhibit 10.1

GE Capital

GE Capital Services Pte Ltd
6 Temasek Boulevard #35-01
Suntec Tower Four
Singapore 038986

T +65 6226 3822
F +65 6222 3681

Co. No. 199307961G

20 November 2006

CombinatoRx (Singapore) Pte. Ltd.

11 Biopolis Way

Helios #08-05

Singapore 138667

Attn:                               Mr. Ralf Marius Altmeyer
Director

Dear Sir,

We refer to your application and are pleased to offer you the following Facility on the terms and conditions herein:

Facility	:	Term Loan (“Loan”)

Purpose	:	To finance the purchase of Equipment as approved by GE Capital Services Pte Ltd or one of its affiliates (hereinafter called “GE”)

Equipment	:	New laboratory and scientific equipment
New computer hardware
General office equipment and furniture
Various soft costs such as software and tenant improvements
(hereinafter called the “Equipment”)

Loan limit	:	USD2,100,000 (United States Two Millions and One Hundred Thousand Only) or equivalent Singapore Dollar with the following sub limit:
Up to 70% of loan limit - new laboratory and scientific equipment
Up to 8% of loan limit - new computer hardware
Up to 5% of loan limit - general office equipment and furniture
Up to 17% of loan limit - various soft costs

Tenure	:	48 months for all new laboratory and scientific equipment
36 months for all other Equipment

Interest Rate	:	5.44% + COF, (the COF is defined as USA Dollar GE Treasury Cost Of Fund, as of November, 2006 are 5.3959% for 48 months COF and 5.4253% for 36 months COF)

Repayment	:

Monthly installments will be payable during the period of financing, the first of which is due and payable on the commencement of the Loan and thereafter, on the first day of each succeeding month until the whole of the Loan has been paid in full. Monthly installments shall be deducted through the interbank GIRO.

Pre-payment	:	No prepayment is allowed in the first 12 months. A pre-payment fee on the outstanding amount shall be payable upon early retirement of the Loan as follows:
		a)	6.0% flat within 24 months from disbursement
		b)	5.0% flat within 36 months from disbursement
		c)	4.0% flat within 48 months from disbursement

Processing Fee	:	USD 15,750, half shall be earned by GE as a non-recurring upfront due diligence and processing fee and the remainder applied to the initial payment(s) on a pro rata basis with any unutilized Deposit remaining at the end of the Anticipated Funding Period to be retained by GE as a non-utilization fee. GE acknowledges that it has received the processing fee.

Validity	:	Valid until November 30, 2007, after which any undrawn portion of the Loan shall be cancelled unless a request for extension is approved by us.

Securities	:	The Loan shall be secured by:

		i)	A debenture taking a first fixed charge over the Equipment to be executed in favour of GE; and

		ii)	corporate guarantee by CombinatoRx, Incorporated.

Conditions:

1)                                                 All Equipment must be acceptable to GE and located at Company owned or leased facilities. All collateral shall be free and clear of all liens, claims and encumbrances.

2)                                                 You shall arrange acceptable insurance for the Equipment in favour of GE as Chargee and Loss Payee.

3)                                                 You shall not create further mortgage, debenture, charge or lien whether fixed or floating over the financed Equipment.

4)                                                 You shall keep proper records of accounts at all times to enable our auditors to inspect and take extracts from your books and records of accounts at all reasonable times, subject to obligations of confidentiality.

5)                                                 You shall bear all expenses including but not limited to stamp fees (penalty or otherwise), legal costs (including abortive costs), documentation fees, out of pocket fees, inspection and appraisal fees and any other costs reasonably incurred by us in relation to the Loan, which fees shall not excess USD 7,000 for two debentures. If you require more than two debentures under the Loan, you shall bear all expenses as listed above.

6)                                                 In the event that you fail to make payment on due date of any sum, whether principal, interest, fees or otherwise, payable under the facility or a demand is made on the occurrence of any event of default mentioned in the Debenture and you fail to make repayment, additional interest at an interest rate of 18% per annum on the amount due to us, shall be payable by you. You shall pay an administrative charge of $30 for any late payment and $20 for any returned cheque or rejected direct debit authorization.

7)                                                 GE reserves the right at any time to call the Loan if there is any material adverse change in your and/or the guarantors’ financial or operating condition or in the value of the security or any other factors materially affecting the Loan.

8)                                                 Until the execution of definitive documents, GE reserves the right to vary any of the above terms and conditions (including without limitation any suspension, variation, termination of the Facilities or any part thereof) from time to time at our discretion and without advance notice to you and the availability of the Facilities is subject to there being no circumstances which in our sole opinion could affect our decision or willingness to offer or continue to grant the Facilities.

9)                                                 Without prejudice to our right to demand for repayment of all liabilities under the Loan at any time upon a material adverse change, GE may declare the whole of the liabilities or the balance thereof, remaining unpaid and interest charges and all other monies due and owing to be due and payable; and all security interests held by us shall become enforceable on the occurrence of any of the events of default in the Loan Agreement/Debenture or any other security document or documents.

Your right to draw down the Loan shall be subject to the conditions precedent that there shall have been previously delivered to us, the following documents in form and substance satisfactory to us.

1)                                                 Duplicate copy of this Letter of Offer duly stamped and signed by your Director(s).

2)                                                 A certified copy of your Directors’ resolution (specimen attached) accepting all the terms and conditions contained herein.

3)                                                 Continuing Guarantee (enclosed herewith) duly executed (in duplicate) by CombinatoRx, Incorporated together with a certified true copy the Directors’ resolution.

4)                                                 The latest copy of the Memorandum and Articles of Association bearing a certification by the Secretary of the Company as the copy consisting all the terms and conditions now subsisting.

5)                                                 Certified true copies of the NRIC/Passport of all authorised signatures.

6)                                                 Deed of Debenture duly executed in duplicate by your Directors in the presence of a Solicitor.

We look forward to receiving the above as soon as possible.

Kindly call Ms Anita Wibisono at telephone no. 64319312 if you have any enquiries pertaining to this letter of offer.

Yours faithfully,

/s/ Arie Hendradjat	/s/ Evelyn Chia
Arie Hendradjat	Evelyn Chia
Senior Risk Manager	Chief Risk Officer

/ss
encl.

To: GE CAPITAL SERVICES PTE LTD

We accept and agree to the foregoing terms and conditions stated herein this Letter of Offer.

For And On Behalf Of
COMBINATORX (SINGAPORE) PTE. LTD.

/s/ Ralf Altmeyer	28 Nov 2006
Authorised signature and company’s stamp	Date